As filed with the Securities and Exchange Commission on October 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIRNET COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3218138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3950 Dow Road

Melbourne, Florida 32934

(321) 984-1990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AirNet Communications Corporation 1999 Equity Incentive Plan

(Full Title of Plan)

Stuart P. Dawley, Esq.

AirNet Communications Corporation

3950 Dow Road

Melbourne, Florida 32934

(321) 953-6780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $.001 par value per share	27,792,986(2)	$1.09	$30,294,355	$2,451

(1)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq National Market on September 30, 2003.
(2)	Calculated pursuant to General Instruction E to Form S-8. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions.

This Registration Statement shall become effective upon filing with the Commission in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the AirNet Communications Corporation 1999 Equity Incentive Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-31468 registering shares under the AirNet Communications Corporation 1999 Equity Incentive Plan filed with the Commission on March 2, 2000, is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended;
(2)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;
(3)	The Registrant’s Current Reports on Form 8-K filed January 28, 2003, March 26, 2003, June 9, 2003, August 14, 2003 and August 25, 2003; and
(4)	The description of the Registrant’s Common Stock, par value $.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 19, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (excluding information furnished in filings made under Items 9 or 12 of Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AirNet Communications Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Florida, on this 3rd day of October, 2003.

AIRNET COMMUNICATIONS CORPORATION

By:	/s/ GLENN A. EHLEY

Glenn A. Ehley President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn A. Ehley and Stuart P. Dawley, Esq., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GLENN A. EHLEY Glenn A. Ehley	Director, President and Chief Executive Officer (Principal Executive Officer)	October 3, 2003

/s/ JOSEPH F. GERRITY Joseph F. Gerrity	Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 3, 2003

/s/ JAMES W. BROWN James W. Brown	Director	October 3, 2003

/s/ GEORGE M. CALHOUN George M. Calhoun	Director	October 3, 2003

Signature	Title	Date

/s/ CHRISTOPHER J. DOHERTY Christopher J. Doherty	Director	October 3, 2003

/s/ GERALD Y. HATTORI Gerald Y. Hattori	Director	October 3, 2003

/s/ DARRELL LANCE MAYNARD Darrell Lance Maynard	Director	October 3, 2003

/s/ HANS F. MORRIS Hans F. Morris	Director	October 3, 2003

/s/ JAY J. SALKINI Jay J. Salkini	Director	October 3, 2003

/s/ SHIBLIE O. SHIBLIE Shiblie O. Shiblie	Director	October 3, 2003

EXHIBIT INDEX

4.1	Amended and Restated AirNet Communications Corporation 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the registrant’s current report on Form 8-K filed August 14, 2003).

* 5.1	Opinion of Edwards & Angell, LLP regarding legality of securities being registered.

* 23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Edwards & Angell, LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature pages of this Registration Statement).

*Filed	herewith.